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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
HD PARTNERS ACQUISITION CORPORATION
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HD PARTNERS ACQUISITION CORPORATION
2601 Ocean Park Boulevard
Suite 320
Santa Monica, California 90405

March 12, 2008

TO OUR STOCKHOLDERS:

        You are cordially invited to attend a special meeting of stockholders of HD Partners Acquisition Corporation ("HD Partners" or the "Company") to be held on April 7, 2008. At this meeting, you will be asked to approve the dissolution and plan of liquidation of HD Partners ("Plan of Liquidation" or "Plan"), as contemplated by its amended and restated certificate of incorporation, since HD Partners will not be able to complete an initial transaction within the time period for it to do so. Upon dissolution, HD Partners will, pursuant to a Plan of Liquidation, discharge its liabilities, wind up its affairs and distribute to its public stockholders the proceeds of the Company's IPO trust account as contemplated by its charter and its initial public offering ("IPO"), prospectus.

        This meeting is particularly significant in that stockholders must approve the Company's dissolution and plan of liquidation for HD Partners to be authorized to distribute the IPO trust account proceeds to its stockholders. It is important that your shares are voted at this special meeting.

        HD Partners was incorporated in Delaware on December 6, 2005, as a blank check company formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses in the media, entertainment or telecommunications industries (sometimes referred to in this proxy statement as an "initial transaction"). A registration statement for HD Partners' initial public offering was declared effective on June 1, 2006. On June 7, 2006, HD Partners consummated its initial public offering of 18,750,000 units. Each unit consists of one share of common stock and one redeemable common stock purchase warrant. Each warrant entitles the holder to the purchase from HD Partners one share of its common stock at an exercise price of $5.50 per share. HD Partners' common stock and warrants started trading separately on August 1, 2006. HD Partners' net proceeds from the sale of its units were approximately $144,090,000. Of this amount, $140,325,000 (which included deferred underwriting fees of $3,000,000) plus the proceeds from the concurrent private placement of $2,250,000 of founding director warrants, for a total of $142,575,000, was deposited in trust to be used in connection with an initial transaction or to be returned to stockholders if an initial transaction was not completed within 18 months, or within 24 months if a letter of intent, agreement in principle or definitive agreement was executed within the 18-month period. In furtherance of its corporate purpose, on May 30, 2007, HD Partners entered into an Asset Purchase Agreement with the National Hot Rod Association (the "NHRA") for the acquisition of the NHRA's professional drag racing business and various rights to commercialize the NHRA brand.

        HD Partners filed its definitive Proxy Statement regarding the proposed acquisition with the Securities and Exchange Commission on December 24, 2007. On January 31, 2008, HD Partners held a Special Meeting of Stockholders to vote on the proposed acquisition. At the Special Meeting of Stockholders, the proposal to acquire the NHRA's professional racing assets was not approved by the HD Partners stockholders. As a result, HD Partners is now required to seek approval from its stockholders to dissolve and liquidate as provided in its charter and public filings.

        The Plan of Liquidation included in the enclosed proxy statement provides for the discharge of the Company's liabilities and the winding up of its affairs, including distribution to current holders of HD Partners common shares originally issued in its IPO of the principal and accumulated interest (net of applicable taxes) of the IPO trust account as contemplated by its charter and its IPO prospectus. No payments will be made in respect of the Company's outstanding warrants or to any of its initial stockholders with respect to the shares owned by them prior to the initial public offering.

        Stockholder approval of the Company's dissolution is required by Delaware law, under which HD Partners is organized. Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. The affirmative vote of a majority of HD Partners' outstanding common stock will be required to approve the dissolution and plan of liquidation. The Company's Board of Directors has unanimously approved the Company's dissolution, deems it advisable and recommends you approve the dissolution and plan of liquidation. HD Partners' pre-IPO stockholders have advised the Company that they support the dissolution and will vote for it. The Board intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution.

        HD Partners currently has net liabilities and obligations that exceed its available cash outside the IPO trust account by approximately $2,500,000. Our founding executive officers and directors (the "founders") will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of various vendors or other entities that are owed money by us for services rendered or products sold to us, to the extent necessary, to ensure that such claims do not reduce the amount in the trust account, but only to the extent such vendor did not execute a valid and enforceable waiver of any rights or claims to the trust account. Our founders have confirmed to HD Partners that they expect to meet these obligations, and are currently negotiating with the Company's creditors regarding satisfaction of its liabilities, which they expect to complete prior to the special meeting. If they fail to meet their obligations, however, under Delaware law, public stockholders could be required to return a portion of the distributions they receive pursuant to the Plan up to their pro rata shares of the liabilities not so discharged, but not in excess of the total amounts received by them from the Company. Since the obligations of our founders are not collateralized or guaranteed, HD Partners cannot assure you that they will perform their obligations or that stockholders would be able to enforce those obligations.

        After careful consideration of all relevant factors, HD Partners' Board of Directors has unanimously determined that the Company's dissolution is fair to and in the best interests of HD Partners and its stockholders, has declared it advisable, and recommends that you vote or give instruction to vote "FOR" the dissolution and Plan of Liquidation.

        The Board also recommends that you vote or give instruction to vote "FOR" adoption of the proposal to authorize HD Partners' Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the Company's dissolution.

        Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the Plan of Liquidation and the special meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO READ THIS MATERIAL CAREFULLY AND VOTE YOUR SHARES.

        HD Partners' management and its Board appreciate your support during this process.

                      Sincerely,
                      Eddy W. Hartenstein
                      Chairman and Chief Executive Officer

        YOUR VOTE IS IMPORTANT. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

2

HD PARTNERS ACQUISITION CORPORATION
2601 Ocean Park Boulevard
Suite 320
Santa Monica, California 90405

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 7, 2008

TO THE STOCKHOLDERS OF
HD PARTNERS ACQUISITION CORPORATION:

NOTICE IS HEREBY GIVEN that a Special Meeting of stockholders of HD Partners Acquisition Corporation, a Delaware corporation ("HD Partners" or the "Company") at 10:00 a.m. Pacific Time, on April 7, 2008, at the offices of the Company at 2601 Ocean Park Blvd, Suite 320, Santa Monica, California, 90405, for the sole purpose of considering and voting upon proposals to:

1.
Approve the dissolution of the Company and the proposed Plan of Liquidation in the form of Annex A to the accompanying proxy statement; and

2.
Authorize HD Partners' Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

        Under Delaware law and HD Partners' by-laws, no other business may be transacted at the meeting.

        The "record date" for the special meeting is February 29, 2008. Record holders of HD Partners common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 23,437,500 outstanding shares of HD Partners common stock, of which 18,750,000 were issued in the Company's initial public offering, or the public shares, and 4,687,500 were issued to the Company's founders before the IPO, or the pre-IPO shares, and each of which entitles its holder to one vote per proposal at the special meeting. HD Partners' warrants do not have voting rights.

        Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by presenting a proxy obtained from your brokerage firm or bank. YOUR FAILURE TO VOTE OR INSTRUCT YOUR BROKER OR BANK HOW TO VOTE WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE DISSOLUTION AND PLAN OF LIQUIDATION.

        HD Partners' Board of Directors unanimously recommends that you vote "FOR" approval of each proposal.

Dated: March 12, 2008

By Order of the Board of Directors,
Eddy W. Hartenstein Chairman and Chief Executive Officer

SUMMARY OF THE PLAN OF LIQUIDATION

        At the special meeting, you will be asked to approve the dissolution and Plan of Liquidation of the Company, as contemplated by its certificate of incorporation.

        The following describes briefly the material terms of the proposed dissolution and Plan of Liquidation of the Company. This information is provided to assist stockholders in reviewing this proxy statement and considering the proposed dissolution and Plan of Liquidation, but does not include all of the information contained elsewhere in this proxy statement and may not contain all of the information that is important to you. To understand fully the dissolution and plan of liquidation being submitted for stockholder approval, you should carefully read this proxy statement, including the accompanying copy of the Plan of Liquidation attached as Annex A, in its entirety.

        If the dissolution is approved, we will:

  •
  file a certificate of dissolution with the Delaware Secretary of State;

  •
  adopt a Plan of Liquidation in or substantially in the form of Annex A to this proxy statement by Board action in compliance with Delaware law;

  •
  establish a contingency reserve for the satisfaction of any unknown or additional liabilities, consisting solely of the indemnification obligations that the Company's founders provided to HD Partners at the time of its IPO; and

  •
  pay or adequately provide for the payment of our liabilities, including (i) existing liabilities for taxes, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to the Company's public stockholders in accordance with the Company's charter.

        We expect to make a liquidating distribution to the Company's public stockholders of the proceeds of the IPO trust account as soon as practicable following the filing of our Certificate of Dissolution with the State of Delaware after stockholder approval of the dissolution and liquidation and adoption of the Plan of Liquidation. The Company is currently negotiating with its creditors regarding the satisfaction of its other liabilities. It expects to accomplish this, concurrently with such liquidating distribution, with the proceeds of payments made or arranged at no cost to the Company by the Company's founders pursuant to their indemnification obligations provided at the time of the Company's IPO. The Company does not anticipate that any creditor will make any claims with respect to amounts held in the trust account. As the Company does not have any material assets beyond the IPO trust account, we do not anticipate that any additional distributions to stockholders will be made. However, the Company intends to pursue any applicable federal or state tax refunds arising out the proposed acquisition and its other business activities from inception through dissolution. To the extent the Company is successful in obtaining such refunds, any funds obtained will be distributed by the Company in accordance with its Plan of Liquidation.

        As a result of the Company's liquidation, for U.S. federal income tax purposes, stockholders will recognize a gain or loss equal to the difference between (i) the amount of cash distributed to them generally, less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) their tax basis in shares of Company common stock. You should consult your tax advisor as to the tax effects of the Plan of Liquidation and the Company's dissolution in your particular circumstances.

        Under Delaware law, stockholders will not have dissenters' appraisal rights in connection with the dissolution and liquidation.

        Under Delaware law, if we distribute the IPO trust account proceeds to public stockholders but fail to pay or make adequate provision for our liabilities, and if the Company's founders do not perform their indemnification obligations, then each HD Partners' stockholder could be held liable for amounts owed to Company creditors to the extent of the stockholder's pro rata share of the liabilities not so discharged, but not in excess of the total amount received by such stockholder. The Company's founders have informed the Company that they intend to honor their indemnification obligations. If they fail to do so, however, under Delaware law, public stockholders could be required to return a portion of the distributions they receive pursuant to the Plan of Liquidation up to their pro rata shares of the liabilities not so discharged, but not in excess of the total amounts received by them from the Company. Since the Company's founders' obligations are not collateralized or guaranteed, HD Partners cannot assure you that they will perform their obligations, or that stockholders would be able to enforce those obligations.

        If our stockholders do not vote to approve the Company's dissolution and Plan of Liquidation, our Board of Directors will explore what, if any, alternatives are available for the future of the Company. The Board believes, however, there are no viable alternatives to the Company's dissolution and liquidation pursuant to the Plan of Liquidation, and, indeed, the Company's charter and the IPO prospectus contemplated that the Company has no choice but to liquidate in these circumstances. The Board has unanimously approved the Company's dissolution and liquidation, deems it advisable and recommends you approve it.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement contains certain forward-looking statements, including statements concerning our expectations, beliefs, plans, objectives and assumptions about the value of the Company's net assets, the anticipated liquidation value per share of our common stock, the ability of our executive officers to satisfy any indemnification obligations, the merits of the prevailing litigation against the Company, and the timing and amounts of any distributions of liquidation proceeds to stockholders. These statements are often, but not always, made through the use of words or phrases such as "believe," "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "projection" and "would." The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and includes this statement for purposes of invoking those provisions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or other subjects of such statements, to differ materially from its expectations regarding such matters expressed or implied by those statements. These factors include the risks that we may incur additional liabilities, that the amount required for the settlement of our liabilities could be higher than expected, and that we may not meet the anticipated timing for the dissolution and liquidation, as well as the other factors set forth under the caption "The Dissolution and Plan of Liquidation—Risk Factors to be Considered in Connection with the Company's Dissolution and the Plan of Liquidation" and elsewhere in this proxy statement. All of such factors could reduce the amount available for, or affect the timing of, distribution to our stockholders, and could cause other actual outcomes to differ materially from those expressed in any forward-looking statements made in this proxy statement. You should therefore not place undue reliance on any such forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements contained in this proxy statement are reasonable, it cannot guarantee future events or results. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PLAN

        These questions and answers are only summaries of the matters they discuss. Please read this entire proxy statement.

Q.
What is being voted on?

A.
You are being asked to vote upon proposals to:

1.
Approve the dissolution of the Company and the proposed Plan of Liquidation in the form of Annex A to this proxy statement; and

2.
Authorize HD Partners' Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

        Under Delaware law and HD Partners' by-laws, no other business may be transacted at the meeting.

Q.
Why is HD Partners proposing dissolution and liquidation?

A.
HD Partners was incorporated in Delaware on December 6, 2005, as a blank check company formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses in the media, entertainment or telecommunications industries (sometimes referred to in this proxy statement as an "initial transaction"). A registration statement for HD Partners' initial public offering was declared effective on June 1, 2006. On June 7, 2006, HD Partners consummated its initial public offering of 18,750,000 units. Each unit consists of one share of common stock and one redeemable common stock purchase warrant. Each warrant entitles the holder to the purchase from HD Partners one share of its common stock at an exercise price of $5.50 per share. HD Partners' common stock and warrants started trading separately on August 1, 2006. HD Partners' net proceeds from the sale of its units were approximately $144,090,000. Of this amount, $140,325,000 (which included deferred underwriting fees of $3,000,000) plus the proceeds from the concurrent private placement of $2,250,000 of founding director warrants, for a total of $142,575,000, was deposited in trust to be used in connection with an initial transaction or to be returned to stockholders if an initial transaction was not completed within 18 months, or within 24 months if a letter of intent, agreement in principle or definitive agreement was executed within the 18-month period. In furtherance of its corporate purpose, on May 30, 2007, HD Partners entered into an Asset Purchase Agreement with the National Hot Rod Association (the "NHRA") for the acquisition of the NHRA's professional drag racing business and various rights to commercialize the NHRA brand.

          HD Partners filed its definitive Proxy Statement regarding the proposed acquisition with the Securities and Exchange Commission on December 24, 2007. On January 31, 2008, HD Partners held a Special Meeting of Stockholders to vote on the proposed acquisition. At the Special Meeting of Stockholders, the proposal to acquire the NHRA's professional racing assets was not approved by the HD Partners stockholders. As a result, HD Partners will seek approval from its stockholders to dissolve and liquidate as provided in its charter and public filings.

          The Plan of Liquidation provides for the distribution to current holders of HD Partners common shares originally issued in its IPO of the principal and accumulated interest (net of applicable taxes) of the IPO trust account as contemplated by the Company's charter and its IPO prospectus. HD Partners' pre-IPO stockholders, or the private stockholders, consisting of its founders, have waived any interest in any such distribution and will not receive any of it. Stockholder approval of the Company's dissolution is required by Delaware law, under which HD Partners is organized. Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. The affirmative vote of a majority of HD

  Partners' outstanding common stock will be required to approve the dissolution and Plan of Liquidation. The Board of Directors has unanimously approved the Company's dissolution, deems it advisable and recommends you approve the dissolution and Plan of Liquidation. The Board intends to approve the Plan, as required by Delaware law, immediately following stockholder approval of the dissolution and Plan of Liquidation.

Q.
How do the HD Partners Insiders intend to vote their shares?

A.
The private stockholders, who purchased an aggregate of 4,687,500 shares prior to the IPO, have advised the Company that they support the dissolution and Plan of Liquidation and will vote for it, together with the adjournment proposal.

Q.
What vote is required to adopt the proposals?

A.
Approval of the Company's dissolution and Plan of Liquidation will require the affirmative vote of holders of a majority of HD Partners' outstanding common stock. Approval of Proposal 2 (adjourning the special meeting if necessary) also requires the affirmative vote of holders of a majority of HD Partners' common stock present or represented by proxy at the special meeting and voting on the proposal.

Q.
Why should I vote for the proposals?

A.
The Plan of Liquidation provides for the distribution to current holders of HD Partners common shares originally issued in its IPO of the principal and accumulated interest (net of applicable taxes) of the IPO trust account as contemplated by the Company's charter and its IPO prospectus. Stockholder approval of the Company's dissolution is required by Delaware law, under which HD Partners is organized, and stockholder approval of the Plan is designed to comply with relevant provisions of U.S. federal income tax laws. If the dissolution and Plan of Liquidation is not approved, HD Partners will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the IPO trust account to holders of public shares.

Q.
How much do I get if the dissolution and Plan of Liquidation is approved?

A.
If the dissolution and Plan of Liquidation is approved, we expect that each holder of public shares will receive $7.604 of original principal of the IPO trust account and approximately $0.368 of accumulated interest (estimated as of March 31, 2008 and net of estimated applicable taxes), or a total of approximately $7.972 per public share. The IPO trust account, net of estimated applicable taxes, contained an aggregate of approximately $149,088,052 as of January 31, 2008. The amount of interest in the trust account (net of applicable taxes) available for distribution to the holders of public shares will be finally determined at the time of such distribution.

Q.
What if I don't want to vote for the dissolution and Plan of Liquidation?

A.
If you do not want the dissolution and Plan of Liquidation to be approved, you must abstain, not vote, or vote against it. You should be aware, however, that if the dissolution and Plan of Liquidation is not approved, HD Partners will not be authorized to dissolve and liquidate and will not be authorized to distribute the funds held in the IPO trust account to holders of public shares. Whether or not you vote against it, if the dissolution and Plan of Liquidation is approved, all public stockholders will be entitled to share ratably in the liquidation of the IPO trust account.

Q.
What happens if the dissolution and Plan of Liquidation isn't approved?

A.
If the dissolution and Plan of Liquidation is not approved, HD Partners will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the IPO trust account to holders of public shares. If sufficient votes to approve the dissolution and plan of liquidation are not available at the meeting, or if a quorum is not present in person or by proxy, the Company's Board of Directors may seek to adjourn or postpone the meeting to continue to seek such approval.

Q.
If the dissolution and Plan of Liquidation is approved, what happens next?

A.
We will file a Certificate of Dissolution with the Delaware Secretary of State; adopt the Plan of Liquidation by Board action in compliance with Delaware law; conclude our negotiations with creditors and pay or adequately provide for the payment of the Company's liabilities; distribute the proceeds of the IPO trust account to public stockholders; and otherwise effectuate the Plan of Liquidation.

Q.
If I am not going to attend the special meeting in person, should I return my proxy card instead?

A.
Yes. In fact whether or not you intend to attend the special meeting, after carefully reading and considering the information in this document, please vote your shares by mail, or, if you hold your shares through a bank or brokerage house, the Internet or telephone, so that your shares may be represented at the special meeting.

Q.
What will happen if I abstain from voting or fail to vote?

A.
Abstaining or failing to vote will have the same effect as a vote against the proposed dissolution and Plan of Liquidation.

Q.
How do I change my vote?

A.
Deliver a later-dated, signed proxy card to HD Partners' secretary prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Bruce R. Lederman, Secretary, HD Partners Acquisition Corporation, 2601 Ocean Park Boulevard, Suite 320, Santa Monica, California 90405.

Q.
If my shares are held in "street name," will my broker automatically vote them for me?

A.
No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q.
Can I still sell my shares?

A.
Yes, you may sell your shares at this time, although, as a result of the announcement of the Company's intention to liquidate, the market for HD Partners shares may be limited. If you sell shares before, or purchase shares after, the record date for the special meeting, you will not be entitled to vote those shares at the special meeting. Delaware law restricts transfers of our common stock after dissolving, which we expect will occur upon approval of the Company's dissolution by stockholders at the special meeting. Thereafter, we believe that any trades of the Company's shares will be tracked and marked with a due bill by the Depository Trust Company.

Q.
Who can help answer my questions?

A.
If you have questions, you may write or call Bruce R. Lederman, Secretary, HD Partners Acquisition Corporation, 2601 Ocean Park Boulevard, Suite 320, Santa Monica, California 90405, (310) 209-8308, ext 2.

Q.
What will happen to my warrants in connection with the dissolution and liquidation of HD Partners?

A.
Since no distributions will be made to warrant holders pursuant to the Plan of Liquidation, a holder of our warrants should recognize a capital loss equal to such warrant holder's tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires). In addition, the warrants have no voting rights.

Q.
Should I send in my HD Partners stock certificates now?

A.
No. After the Company is dissolved, you will receive written instructions explaining how to exchange your shares of HD Partners for the cash to which you will be entitled.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

        HD Partners is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Board of Directors for use at the special meeting in connection with the proposed dissolution and liquidation of the Company. This proxy statement provides you with information you need to know to vote or instruct your vote to be cast at the special meeting.

        DATE, TIME AND PLACE.    We will hold the special meeting at 10:00 a.m., Pacific Time, on April 7, 2008, at the offices of the Company at 2601 Ocean Park Blvd, Suite 320, Santa Monica, California 90405, to vote on the proposals to approve the Company's dissolution and Plan of Liquidation and the proposal to adjourn or postpone the meeting if necessary to solicit additional proxies.

        PURPOSE.    At the special meeting, holders of HD Partners common stock will be asked to approve the Company's dissolution and Plan of Liquidation and the proposal to authorize Company management to adjourn or postpone the meeting to solicit additional proxies.

        HD Partners' Board of Directors has determined that the proposed dissolution and Plan of Liquidation is fair to and in the best interests of HD Partners and its stockholders, has approved and declared it advisable, and recommends that HD Partners stockholders vote "FOR" it.

        The Board of Directors also recommends that you vote or give instruction to vote "FOR" adoption of the proposal to permit HD Partners' Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

        The special meeting has been called only to consider approval of the proposed dissolution and Plan of Liquidation and management authority to adjourn or postpone the meeting if necessary to solicit additional proxies. Under Delaware law and HD Partners' by-laws, no other business may be transacted at the special meeting.

        RECORD DATE; WHO IS ENTITLED TO VOTE.    The "record date" for the special meeting is February 29, 2008. Record holders of HD Partners common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 23,437,500 outstanding shares of HD Partners common stock, of which 18,750,000 were issued in the Company's initial public offering, or the public shares, and 4,687,500 were issued to the Company's founders before the IPO, or the pre-IPO shares, and each of which entitles its holder to one vote per proposal at the special meeting. HD Partners' warrants do not have voting rights.

        Our initial stockholders who acquired shares prior to the IPO have advised the Company that they will vote in favor of both of the proposals.

        During the ten-day period before the special meeting, HD Partners will keep a list of holders of record entitled to vote at the special meeting available for inspection during normal business hours at its offices in Santa Monica, California for any purpose germane to the special meeting. The list of stockholders will also be provided and kept at the location of the special meeting for the duration of the special meeting, and may be inspected by any stockholder who is present.

        QUORUM; VOTE REQUIRED.    A majority of the outstanding common stock of the Company, present in person or by proxy, will be required to constitute a quorum for the transaction of business at the special meeting, other than adjournment to seek a quorum. Approval of the Company's dissolution and Plan of Liquidation will require the affirmative vote of holders of a majority of HD Partners' outstanding common stock. Approval of the proposal for discretionary authority to adjourn or postpone the special meeting to solicit additional proxies will require the affirmative vote of holders of a majority of HD Partners' common stock voting on the proposal.

        ABSTAINING FROM VOTING OR NOT VOTING, EITHER IN PERSON OR BY PROXY OR BY VOTING INSTRUCTION, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE DISSOLUTION AND PLAN OF LIQUIDATION PROPOSAL AND THE ADJOURNMENT PROPOSAL.

        VOTING YOUR SHARES.    Each share of common stock that you own in your name entitles you to one vote per proposal. If you are the record holder of your shares, you must vote by signing and returning the enclosed proxy card. If your shares are held by your broker, there are three ways to vote your shares at the special meeting:

  •
  By signing and returning the enclosed proxy card.  If you vote by proxy card, your "proxies," whose names are listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the HD Partners Board "FOR" approval of the dissolution and Plan of Liquidation and the proposal to authorize management to adjourn or postpone the meeting to solicit additional proxies.

  •
  You can attend the special meeting and vote in person.  We will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or another nominee, you must present a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

        ADJOURNMENT OR POSTPONEMENT.    If Proposal 2 is approved at the special meeting, HD Partners may adjourn or postpone the special meeting if necessary to solicit further proxies. In addition, HD Partners may adjourn or postpone the special meeting as set forth in HD Partners' amended and restated certificate of incorporation or by-laws or as otherwise permitted by law.

        QUESTIONS ABOUT VOTING.    If you have any questions about how to vote or direct a vote in respect of your HD Partners common stock, you may call Bruce Lederman, our Secretary, at 310-209-8308, ext. 2. You may also want to consult your financial and other advisors about the vote.

        REVOKING YOUR PROXY AND CHANGING YOUR VOTE.    If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

  •
  Delivering another proxy card with a later date;

  •
  Notifying HD Partners Acquisition Corporation, 2601 Ocean Park Boulevard, Suite 320, Santa Monica, California 90405, Attn: Bruce Lederman, in writing before the special meeting that you have revoked your proxy; or

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  Attending the special meeting, revoking your proxy and voting in person.

        If your shares are held in "street name," consult your broker for instructions on how to revoke your proxy or change your vote. If an executed proxy card is returned by a broker or bank holding shares that indicates that the broker or bank does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted on the proposals. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

        BROKER NON-VOTES.    If your broker holds your shares in its name and you do not give the broker voting instructions, National Association of Securities Dealers, Inc. rules prohibit your broker from voting your shares on the dissolution and Plan of Liquidation proposal or the proposal to adjourn or postpone the special meeting to solicit additional proxies. This is known as a "broker non-vote." Abstentions or broker non-votes will have the same effect as a vote against the dissolution and Plan of Liquidation proposal. Abstentions or broker non-votes will not be counted as votes for or against the proposal to authorize management to adjourn or postpone the special meeting, as the vote required to approve this discretionary authority is a majority of the shares present in person or by proxy and entitled to vote.

        NO DISSENTERS' RIGHTS.    Under Delaware law, stockholders are not entitled to dissenters' rights of appraisal in connection with the Company's dissolution and liquidation.

        SOLICITATION COSTS.    HD Partners is soliciting proxies on behalf of the HD Partners Board of Directors. This solicitation is being made by mail but also may be made in person or by telephone or other electronic means. HD Partners and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail, telephone or other electronic means. These persons will not be paid for doing this.

        HD Partners has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance desirable. HD Partners will pay all fees and expenses related to the retention of any proxy solicitation firm.

        HD Partners will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. HD Partners will reimburse them for their reasonable expenses.

        STOCK OWNERSHIP.    Information concerning the holdings of certain HD Partners stockholders is set forth under "Security Ownership of Certain Beneficial Owners and Management."

PROPOSAL 1

THE DISSOLUTION AND PLAN OF LIQUIDATION

        The Board of Directors is proposing the Company's dissolution and Plan of Liquidation for approval by our stockholders at the special meeting. The Board has unanimously approved the Company's dissolution, declared it advisable and directed that it be submitted for stockholder action at the meeting. As required by Delaware law, the Board intends to approve the Plan of Liquidation immediately following stockholder approval of the dissolution and Plan of Liquidation and the filing of a Certificate of Dissolution with the Delaware Secretary of State. A copy of the Plan of Liquidation is attached as Annex A to this proxy statement, and you are encouraged to read it carefully.

        After approval of the Company's dissolution, we anticipate that our activities will be limited to actions we deem necessary or appropriate to accomplish the following:

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  filing a Certificate of Dissolution with the Secretary of State of Delaware and, thereafter, remaining in existence as a non-operating entity for three years, as required under Delaware law;

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  adopting a Plan of Liquidation in or substantially in the form of Annex A to this proxy statement by Board action in compliance with Delaware law;

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  establishing a contingency reserve for the satisfaction of unknown or additional liabilities, which reserve shall consist solely of the indemnification obligations of the Company's founders that were provided to HD Partners at the time of its IPO;

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  giving the trustee of the trust account notice to commence liquidating the investments constituting the trust account and turning over the proceeds to HD Partners' transfer agent for distribution according to the Plan of Liquidation;

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  as provided in the Plan of Liquidation, paying or adequately providing for the payment of our known liabilities, including (i) existing liabilities for taxes, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to HD Partners' stockholders in accordance with HD Partners' charter;

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  if there are insufficient assets to satisfy our known and unknown liabilities, paying all such liabilities according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor;

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  winding up our remaining business activities; and

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  making tax and other regulatory filings.

        Following dissolution, our directors may, at any time, engage third parties to complete the liquidation pursuant to the Plan of Dissolution. In addition, although it does not anticipate that it will be necessary to do so since we do not now have any material assets outside the IPO trust account, the Board will be authorized to establish a liquidating trust to complete the Company's liquidation. The Company intends to pursue any applicable federal or state tax refunds arising out the proposed acquisition and its other business activities from inception through dissolution. To the extent the Company is successful in obtaining such refunds, the proceeds shall be applied as follows: first, to satisfy the claims against or obligations of the Company, including claims of various vendors or other entities that are owed money by us for services rendered or products sold to us; and second, the remaining proceeds, if any, shall be distributed pro rata to our common stockholders in accordance with our amended and restated certificate of incorporation. Due to the timing and potential uncertainty regarding any such refunds, any such proceeds would be distributed subsequent to the distribution of principal and accumulated interest (net of applicable taxes) of the IPO trust account.

        As of February 15, 2008, we had approximately $18,000 in cash outside the IPO trust account. We had total liabilities of approximately $2,520,000 as of such date. We currently have net liabilities

(excluding taxes) and obligations that exceed available cash outside the IPO trust account by approximately $2,500,000, or $0.13 per public share. We expect to pay the Company's liabilities in full or, in many cases, in a reduced amount agreed to by the relevant creditor(s) pursuant to negotiations currently in progress. In addition to satisfying these liabilities, we anticipate incurring additional professional, legal and accounting fees in connection with the Company's dissolution and liquidation. All cash for the payment of the foregoing, beyond any assets of the Company outside the IPO trust account, will be provided by our executive officers or pursuant to arrangements they procure at no cost to the Company pursuant to, but not in excess of, their indemnification obligations.

        The indemnification obligations of our founders provide that they will indemnify HD Partners as a result of the claims of vendors or other entities that are owed money by us for services rendered or products sold to us, to the extent necessary, to ensure that such claims do not reduce the amount in the trust account, but only to the extent such vendor did not execute a valid and enforceable waiver of any rights or claims to the trust account.

        HD Partners has liabilities as of January 31, 2008 of approximately $160,000 for federal and state income taxes and Delaware franchise taxes which are not liabilities for services rendered or products sold. In accordance with the terms of the trust agreement, amounts owed for income taxes will be deducted from amounts in the trust account prior to distributions to the stockholders in accordance with the Plan of Liquidation. Although HD Partners is not aware of any other liabilities that will not be covered by the indemnification agreements of our founders, no assurance can be made that such liabilities will not arise in the future. If such liabilities were to arise in the future or actual liabilities exceed those anticipated, under Delaware law, stockholders who receive distributions from HD Partners pursuant to the Plan of Liquidation could be liable for their pro rata share of such liabilities, but not in excess of the amounts distributed to them.

        Our Board of Directors has unanimously approved the dissolution of the Company and unanimously recommends that our stockholders vote "FOR" this Proposal.

RISK FACTORS TO BE CONSIDERED IN CONNECTION WITH
THE COMPANY'S DISSOLUTION AND THE PLAN OF LIQUIDATION

        There are a number of factors that our stockholders should consider when deciding whether to vote to approve the Company's dissolution and Plan of Liquidation, including the following:

We may not meet the anticipated timing for the dissolution and liquidation.

        Promptly following the meeting, if our stockholders approve the Company's dissolution and Plan of Liquidation, we intend to file a Certificate of Dissolution with the Secretary of State of Delaware and wind up our business promptly thereafter. We expect that the Company will make the liquidation distribution of the IPO trust account proceeds to its stockholders as soon as practicable following the filing of our Certificate of Dissolution with the State of Delaware after approval of the dissolution by the stockholders. We do not expect that there will be any additional Company assets remaining for distribution to stockholders after payment, provision for payment or compromise of its liabilities and obligations. There are a number of factors that could delay our anticipated timetable, including the following:

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  delays in the payment, or arrangement for payment or compromise, of remaining Company liabilities or obligations;

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  lawsuits or other claims asserted against us; and

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  unanticipated legal, regulatory or administrative requirements.

If our reserves for payments to creditors are inadequate, each stockholder may be liable for a pro rata portion of creditors' claims up to the amount distributed to such stockholder by us.

        Pursuant to Delaware law, we will continue to exist for three years after the dissolution becomes effective for completion of our winding up. If we fail to provide adequately for all our liabilities, each of our stockholders could be liable for payment of the stockholder's pro rata portion of creditors' claims up to the amount distributed to such stockholder in the liquidation.

Claims may be made against the IPO trust account, resulting in its impairment or in delay in distributing it to public stockholders.

        The Company currently has little available funds outside the IPO trust account and must make arrangements with vendors and service providers in reliance on the existing indemnification obligations of our founders. Pursuant to their indemnification obligations, our founders have agreed that they will indemnify HD Partners as a result of the claims of vendors or other entities that are owed money by us for services rendered or products sold to us, to the extent necessary, to ensure that such claims do not reduce the amount in the trust account, but only to the extent such vendor did not execute a valid and enforceable waiver of any rights or claims to the trust account. HD Partners' creditors may seek to satisfy their claims from funds in the IPO trust account if our founders do not perform their indemnification obligations. This could reduce a stockholder's distribution from the IPO trust account, or delay stockholder distributions. We believe we have identified all of the Company's liabilities, and do not expect the foregoing to occur.

If they do not perform them, you may have difficulty enforcing the indemnification obligations of the Company's officers.

        As stated above, our founders have agreed that they will indemnify HD Partners as a result of the claims of vendors or other entities that are owed money by us for services rendered or products sold to us, to the extent necessary, to ensure that such claims do not reduce the amount in the trust account, but only to the extent such vendor did not execute a valid and enforceable waiver of any rights or claims to the trust account. They do not have indemnification obligations with respect to vendors that have executed a waiver of claims that reduce the amount in the trust account. We currently believe that our founders are capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. To the extent the indemnification obligations end up being substantially higher than our founders currently foresee or expect and/or their financial resources deteriorate in the future, this could also act as a limitation on this indemnification. Hence, we cannot assure you that our founders will be able to satisfy those obligations.

Recordation of transfers of our common stock on our stock transfer books will be restricted as of the date fixed by the Board for filing the certificate of dissolution, and thereafter it generally will not be possible for stockholders to change record ownership of our stock.

        After dissolution, Delaware law will prohibit transfers of record of our common stock except by will, intestate succession or operation of law. We believe, however, that after dissolution any trades of shares of our common stock held in "street" name will be tracked and marked with a due bill by the Depository Trust Company.

Our Board of Directors may delay implementation of the Plan of Liquidation, even if dissolution is approved by our stockholders.

        Even if the Company's dissolution is approved by our stockholders, our Board of Directors has reserved the right, in its discretion, to delay implementation of the Plan of Liquidation, if it determines that doing so is in the best interests of the Company and its stockholders. The Board is, however, unaware of any circumstances under which it would do so, unless prohibited from doing so by law, regulation or court order.

If our stockholders do not approve the dissolution and the Plan of Liquidation, no assurances can be given as to how or when, if ever, amounts in the trust account will be distributed to our stockholders.

        The Company charter provides that the trust account proceeds will be distributed to stockholders upon the liquidation and dissolution of the Company and Delaware law requires that the stockholders approve the liquidation and dissolution. If the Company's stockholders do not approve the dissolution and the Plan of Liquidation, the Company will not have the requisite legal authority to distribute the trust account proceeds to stockholders. In such case, no assurance can be given as to how or when, if ever, such amounts will be distributed.

DISSOLUTION UNDER DELAWARE LAW

        Under its charter, HD Partners is required to dissolve because it will not be able to complete a qualified initial transaction within the required time period. Under Delaware law and for federal tax reasons, stockholders need to approve the dissolution and Plan of Liquidation. That is why we are holding the special meeting.

        Section 275 of the Delaware General Corporation Law (DGCL) provides that a corporation may dissolve upon a majority vote of the Board of Directors of the corporation followed by a favorable vote of the holders of a majority of the outstanding stock entitled to vote. The Board has approved the Company's dissolution. The Board intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution. Following such approval, the dissolution is effected by filing a certificate of dissolution with the State of Delaware. Once a corporation is dissolved, its existence is automatically continued for a term of three years, but solely for the purpose of winding up its business. The process of winding up includes:

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  prosecution and defense of any lawsuits;

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  settling and closing of any business;

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  disposition and conveyance of any property;

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  discharge of any liabilities; and

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  distribution of any remaining assets to the stockholders of the corporation.

Principal provisions of the plan

        General.    In accordance with the trust agreement, we will distribute pro rata to our public stockholders all of the proceeds of the IPO trust account less approximately $450,000 (plus any additional amounts owed from April 1, 2008 through the distribution date) that will be used to pay federal and state income and Delaware Franchise taxes. We anticipate that there will not be any other amounts available for distribution to stockholders. Liquidation is expected to commence as soon as practicable after approval of the Company's dissolution and Plan of Liquidation by stockholders at the special meeting. We do not anticipate that we will solicit any further votes of our stockholders with respect to the Plan of Liquidation. It is currently anticipated that HD Partners will make a liquidating distribution of approximately $7.972 per share issued in the IPO although the exact timing and amount will not be determined until the time of such distribution.

        We will also pay or provide for our known liabilities in accordance with negotiations between HD Partners and its creditors. Since we do not know of any other Company liabilities or any facts suggesting that any other Company liabilities may exist or arise, other than as set forth in this proxy statement, and since we believe that the funds outside of the trust account plus amounts to be paid by the Company's founders will be sufficient to discharge all liabilities, we intend to establish a contingency reserve, consisting solely of the indemnification obligations of our founders provided to HD Partners, which the Board expects will be sufficient to satisfy actual and potential liabilities. As this contingency reserve will be funded by our founders pursuant to their indemnification obligations solely as and when needed to discharge Company liabilities and obligations, there will not be any net balance of the contingency reserve, after payment, provision for or discharge of all of our liabilities, for distribution to our stockholders. If it is determined that those vendors who did not execute waivers of their rights to the trust account, if such claims are indemnifiable claims of our founders and they fail to meet their obligations or if such claim is not an indemnifiable claim of our founders, then the stockholders could be required to return a portion of the distributions they receive pursuant to the Plan of Liquidation, up to their pro rata shares of the liabilities not so discharged, but not in excess of the total amounts received by them from HD Partners.

        We will discontinue recording transfers of shares of our common stock on the date of HD Partners' dissolution. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law. After that date, we will not issue any new stock certificates, except in connection with such transfers or as replacement certificates.

Our Conduct Following Approval of the Dissolution and Adoption of the Plan of Liquidation

        Our directors and officers will not receive any compensation for the duties performed in connection with HD Partners' dissolution or Plan of Liquidation. Following approval of HD Partners' dissolution by our stockholders at the special meeting, our activities will be limited to adopting the Plan of Liquidation, winding up our affairs, taking such actions as we believe may be necessary, appropriate or desirable to preserve the value of our assets, and distributing our assets in accordance with the Plan of Liquidation.

        We are obligated to indemnify our officers, directors and agents in accordance with our amended and restated certificate of incorporation and bylaws for actions taken in connection with winding up our affairs; however, given our minimal assets we may not be able to provide meaningful indemnification to such persons. The Board and the trustees of any liquidating trust may obtain and maintain such insurance as they believe may be appropriate to cover our indemnification obligations under the Plan of Liquidation.

        Contingency Reserve.    We generally are required, in connection with HD Partners' dissolution, to provide for payment of our liabilities. We intend to pay or provide for payment of all our known liabilities promptly after approval of the Plan of Liquidation, and to set aside a contingency reserve, consisting solely of the indemnification obligations of our executive officers, that we believe will be adequate to satisfy all of our liabilities. If it is not, either because the liability is not covered by the indemnification obligation of our executive officers or because they default on this obligation, a creditor could bring a claim against one or more of our stockholders for each such stockholder's pro rata portion of the claim, up to the total amount distributed by us to that stockholder pursuant to the Plan of Liquidation. Because of the nature of our limited assets, we do not expect that any distributions will be made to the public stockholders, other than of amounts in the trust account.

        Potential Liability of Stockholders.    Under the Delaware General Corporation Law, in the event we fail to create adequate reserves for liabilities, or should such reserve be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for amounts due to creditors to the extent of the amount that such stockholder received from us and from any liquidating trust under the Plan of Liquidation. Each stockholder's exposure to liability is limited to his/her or its pro rata portion of the amounts due to each creditor and is capped, in any event, at the amount of the distribution actually received by such stockholder.

        Stock Certificates.    Stockholders should not forward their stock certificates before receiving instructions to do so. After such instructions are sent, stockholders of record must surrender their stock certificates to receive distributions, pending which their pro rata portions of the trust account may be held in trust, without interest and subject to escheat laws. If a stock certificate has been lost, stolen or destroyed, the holder may be required to furnish us with satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

        Exchange Act Registration.    Our common stock, warrants and units trade currently on the American Stock Exchange and are listed under the trading symbols "HDP," "HDP.WS" and "HDP.U", respectively, although no assurance can be given that such trading will continue. After dissolution, because we will discontinue recording transfers of our common stock and in view of the significant costs involved in compliance with reporting requirements and other laws and regulations applicable to public companies, the Board may apply to terminate HD Partners' registration and reporting requirements under the Securities Exchange Act of 1934, as amended.

        Liquidating Trusts.    Although the Board does not believe it will be necessary, we may transfer any of our remaining assets to one or more liquidating trusts, the purpose of which would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders. Any liquidating trust would be evidenced by a trust agreement between HD Partners and the person(s) the Board chooses as trustee(s).

        Sales of Assets and Collection of Sums Owing.    The Plan of Liquidation gives the Board the authority to sell all of our remaining assets, although HD Partners' existing assets outside the trust account are immaterial. Any such sale proceeds may be reduced by transaction expenses, and may be less for a particular asset than if we were not in liquidation. The Plan of Liquidation also authorizes the Board to proceed to collect all sums due or owing to the Company, including any tax refunds owing to the Company. Any such funds collected will be distributed in accordance with the Plan of Liquidation.

        Absence of Appraisal Rights.    Stockholders are not entitled to appraisal rights in connection with HD Partners' dissolution and Plan of Liquidation.

        Regulatory Approvals.    We do not believe that any material United States federal or state regulatory requirements must be met or approvals obtained in connection with HD Partners' dissolution or the Plan of Liquidation.

        Treatment of Warrants.    There will be no distribution from the trust account with respect to HD Partners' warrants.

        Payment of Expenses.    In the discretion of our Board of Directors, we may pay brokerage, agency, professional and other fees and expenses to any person in connection the implementation of the Plan of Liquidation.

VOTES REQUIRED AND BOARD RECOMMENDATION

        Approval of the Company's dissolution and Plan of Liquidation requires the affirmative vote of a majority of the total number of votes entitled to be cast by all shares outstanding on the Record Date. The holders of common stock will vote on the matter of the approval of the Company's dissolution and Plan of Liquidation, with each holder entitled to one vote per share on the matter.

        The Company's Board of Directors believes that the Company's dissolution and plan of liquidation is in the best interests of our stockholders. The Board has unanimously approved the dissolution and unanimously recommends that our stockholders vote "FOR" the dissolution and plan of liquidation. Our current directors and executive officers, who hold, as of the Record Date, an aggregate of 4,687,500 outstanding shares of our common stock, have indicated that they will vote "FOR" each of the proposals. See "Security Ownership of Certain Beneficial Owners and Management."

        Shares represented by Proxy Cards received in time for the Meeting that are properly signed, dated and returned without specifying choices will be voted "FOR" this proposal.

Certain U.S. Federal Income Tax Consequences

        The following discussion is a general summary of the material United States federal income tax consequences of the Plan of Liquidation to HD Partners and to current holders of our common stock, units and warrants originally issued in our IPO, who are "United States persons," as defined in the Internal Revenue Code of 1986, as amended (the Code) and who hold such shares and warrants as "capital assets," as defined in the Code. The discussion does not purport to be a complete analysis of all of the potential tax effects of the Plan of Liquidation. Tax considerations applicable to a particular stockholder or warrant holder will depend on that stockholder's or warrant holder's individual circumstances. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders or warrant holders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities or currencies, banks, insurance companies, tax-exempt organizations, mutual funds, financial institutions, broker-dealers, regulated investment companies, real estate investment companies, real estate mortgage investment conduits and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares or warrants through such entities.

        The discussion is based upon the Code, U.S. Department of the Treasury regulations, rulings of the Internal Revenue Service, or the IRS, and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts, and assumes that we will liquidate substantially in accordance with the Plan of Liquidation.

        We can give no assurance that the tax treatment described herein will remain unchanged. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Liquidation, and we will not seek either such a ruling or an opinion of counsel with respect to the anticipated tax treatment. If any tax consequences or facts prove not to be as anticipated and described herein, the result could be increased taxation at the stockholder or warrant holder level.

        This discussion of certain U.S. federal income tax consequences was not intended or written to be used as, and cannot be used by you, in the purpose of avoiding penalties that may be imposed on you. This discussion was written to support the solicitation of your vote or as instructions to vote your shares of our common stock.

        Stockholders and warrant holders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the Plan and our dissolution, including tax reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Consequences to HD Partners

        HD Partners may recognize gain or loss on the sale or other taxable disposition of any of its assets (including most in-kind distributions, if any) pursuant to its liquidation to the extent of the difference between the amount realized on such sale (or the fair market value of the asset) and its tax basis in such asset.

Consequences to Stockholders

        Gain or Loss on Liquidation.    Amounts received by stockholders pursuant to the liquidation will be treated as full payment in exchange for their shares of our common stock. As a result of our liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash distributed to such stockholder (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder's tax basis in the shares of our common stock.

        A stockholder's gain or loss will be computed on a "per share" basis, so that gain or loss is calculated separately for blocks of stock acquired at different dates or for different prices. Each liquidation distribution will be allocated proportionately to each share of stock owned by a stockholder, and will be applied first to recover a stockholder's tax basis with respect to such share of stock. Gain will be recognized in connection with a liquidation distribution allocated to a share of stock only to the extent that the aggregate value of all liquidation distributions received by a stockholder with respect to that share exceeds such stockholder's tax basis for that share. Any loss generally will be recognized only when a stockholder receives our final distribution to stockholders, and then only if the aggregate value of the liquidation distributions with respect to a share of stock is less than the stockholder's tax basis for that share. If a stockholder is required to return any distribution, any payments by a stockholder in satisfaction of any HD Partners contingent liability not covered by our contingency reserve generally would produce a loss in the year paid. Gain or loss recognized by a stockholder in connection with our liquidation generally will be capital gain or loss, and will be long-term capital gain or loss if the share has been held for more than one year, and short term capital gain or loss if the share has not been held for more than one year. Long term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short term capital gain. The deductibility of capital losses is subject to various limitations.

        Liquidating Trusts.    Although we anticipate that such a transfer is unlikely, given our limited assets outside of the trust account, if we transfer assets to a liquidating trust for the benefit of the stockholders, we intend to structure any such liquidating trust as a grantor trust of the stockholders, so that stockholders will be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the trust and then having contributed such property to the trust. In the event that one or more liquidating trusts are formed, the stockholders generally will receive notice of the transfer(s). The amount of the deemed distribution to the stockholders generally will be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Our former stockholders, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any future income, gain, or loss recognized by such liquidating trust, whether or not they have received any actual distributions from the liquidating trust with which to pay any tax on such tax items. Stockholders would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

        Back-Up Withholding.    Unless a stockholder complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, he/she or it may be subject to back-up withholding tax with respect to any payments received pursuant to the liquidation. The back-up withholding tax is currently imposed at a rate of 28%. Back-up withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder's U.S. federal income tax liability.

Consequences to Warrant Holders

        Since no distributions will be made to warrant holders pursuant to the Plan of Liquidation, a holder of our warrants should recognize a capital loss equal to such warrant holder's tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires).

PROPOSAL 2

THE ADJOURNMENT PROPOSAL

        The adjournment proposal allows HDP's board of directors to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the dissolution and Plan of Liquidation.

Consequences if Adjournment Proposal is not Approved

        If an adjournment proposal is presented at the meeting and is not approved by the stockholders, HDP's board of directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the dissolution and Plan of Liquidation. In such event, HDP will not be able to dissolve and liquidate.

Required Vote

        Adoption of the adjournment proposal requires the affirmative vote of a majority of the issued and outstanding shares of HDP's common stock.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT HD PARTNERS

General

        HD Partners was incorporated in Delaware on December 6, 2005, as a blank check company formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses in the media, entertainment or telecommunications industries (sometimes referred to in this proxy statement as an "initial transaction"). To date, HD Partners' efforts have been limited to organizational activities, completion of its IPO, and the evaluation and negotiation of possible business combinations and the preparation of a proxy statement to a proposed business combination.

        The IPO and Trust Account.    A registration statement for HD Partners' initial public offering was declared effective on June 1, 2006. On June 7, 2006, HD Partners consummated its initial public offering of 18,750,000 units. Each unit consists of one share of common stock and one redeemable common stock purchase warrant. Each warrant entitles the holder to the purchase from HD Partners one share of its common stock at an exercise price of $5.50 per share. HD Partners' common stock and warrants started trading separately on August 1, 2006. HD Partners' net proceeds from the sale of its units were approximately $144,090,000. Of this amount, $140,325,000 (which included deferred underwriting fees of $3,000,000) plus the proceeds from the concurrent private placement of $2,250,000 of founding director warrants, for a total of $142,575,000, was deposited in trust to be used in connection with an initial transaction or to be returned to stockholders if an initial transaction was not completed within 18 months, or within 24 months if a letter of intent, agreement in principle or definitive agreement was executed within the 18-month period. In furtherance of its corporate purpose, on May 30, 2007, HD Partners entered into an Asset Purchase Agreement with the National Hot Rod Association (the "NHRA") for the acquisition of the NHRA's professional drag racing business and various rights to commercialize the NHRA brand.

        HD Partners filed its definitive Proxy Statement regarding the proposed acquisition with the Securities and Exchange Commission on December 24, 2007 (the "Proxy Statement"). On January 31, 2008, HD Partners held a Special Meeting of Stockholders to vote on the proposed acquisition. At the Special Meeting of Stockholders, the proposal to acquire the NHRA's professional racing assets was not approved by the HD Partners stockholders. As a result, HD Partners will seek approval from its stockholders to dissolve and liquidate as provided in its charter and public filings.

        As indicated above, on January 31, 2008, the proposal to acquire the NHRA's professional racing assets was not approved by the HD Partners stockholders. Because HD Partners will be unable to consummate an initial transaction by the time stipulated in its charter, HD Partners' Board has proposed to dissolve the Company as required by its certificate of incorporation and IPO prospectus and distribute to holders of public shares, in proportion to their respective equity interests, sums in the IPO trust account, inclusive of any interest but excluding taxes. HD Partners' pre-IPO stockholders (consisting of HD Partners' current and former directors) have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them prior to the IPO. There will be no distribution from the IPO trust account with respect to HD Partners' warrants.

Facilities

        HD Partners maintains executive offices at 2601 Ocean Park Blvd, Santa Monica, California. The cost for this space was included in a $1,000 per-month fee that a related entity of one of our executive officers charges HD Partners for general and administrative services. On September 30, 2007 the agreement was modified to replace the $1,000 per month fee with a fee equal to out of pocket costs not to exceed $7,500 per month.

Employees

        HD Partners has five directors, three of whom also serve as officers. These individuals are not obligated to contribute any specific number of hours per week and devote only as much time as they deem necessary to HD Partners' affairs. HD Partners has no paid employees.

Periodic Reporting and Audited Financial Statements

        HD Partners has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, HD Partners' annual reports contain financial statements audited and reported on by HD Partners' independent accountants. Because HD Partners has no material cash outside the trust account, it does not anticipate being able to file its Annual Report on Form 10-K for the year ended December 31, 2007 or to have financial statements prepared for the year ended December 31, 2007 or for any subsequent periods.

Legal Proceedings

        HD Partners is not currently a party to any pending material legal proceedings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of HD Partners common stock as of February 12, 2008 by:

  •
  each person or entity who is known by HD Partners to beneficially own more than 5% of the common stock of HD Partners;

  •
  each of the directors and executive officers of HD Partners; and

  •
  all of the directors and executive officers of HD Partners as a group.

Unless otherwise indicated, the address of each person or entity named in the table is c/o HD Partners Acquisition Corporation, 2601 Ocean Park Blvd, Suite 320, Santa Monica, California, and each person or entity has sole voting power and investment power (or shares such power with his or her spouse), with respect to all shares of capital stock listed as owned by such person or entity. The number and percentage of shares beneficially owned is determined in accordance with the rules of the SEC, and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares of common stock underlying options or warrants that are exercisable by that person within 60 days of February 12, 2008. However, these shares underlying options or warrants are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity and, because HD Partners' warrants will expire worthless upon liquidation, no shares of common stock underlying warrants are included in the beneficial ownership. Percentage of beneficial ownership is based on 23,437,500 shares of HD Partners' common stock outstanding as of September 30, 2007.

        The following table sets forth information as of February 12, 2008, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of HDP's common stock by: (i) each person known by us to be the owner of more than 5% of our outstanding shares of HDP's common stock, (ii) each director, and (iii) all officers and directors as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Eddy W. Hartenstein(2)	922,500	3.94%
Robert L. Meyers(3)	922,500	3.94%
Bruce R. Lederman(4)	922,500	3.94%
Lawrence N. Chapman(5)	922,500	3.94%
Steven J. Cox(6)	922,500	3.94%
Henry Goldberg(7)	37,500	*
Martin E. Gottlieb(8)	42,500	*
Sapling, LLC(9)	1,702,359	7.26%
Fir Tree Recovery Master Fund, LP(9)	594,014	2.53%
Satellite Fund II, L.P.(10)	317,331	1.35%%
Satellite Fund IV, L.P.(10)	72,283	*
Satellite Overseas Fund, Ltd.(10)	721,998	3.08%
The Apogee Fund, Ltd.(10)	166,344	*
Satellite Overseas Fund V, Ltd.(10)	74,334	*
Satellite Overseas Fund VI, Ltd.(10)	22,531	*
Satellite Overseas Fund VII, Ltd.(10)	3,430	*
Satellite Overseas Fund VIII, Ltd.(10)	11,298	*
Satellite Overseas Fund IX, Ltd.(10)	84,651	*
HBK Investments L.P.(11)	2,341,300	9.90%
Weiss Capital, LLC(12)	1,589,365	6.78%
D.B. Zwirn & Co., L.P.(13)	2,341,630	9.99%
All directors and executive officers as a group (7) persons	4,962,500	21.17%

*
Represents beneficial ownership of less than 1%.

(1)
Unless otherwise indicated, the business address of each of the individuals is 2601 Ocean Park Boulevard, Suite 320, Santa Monica, CA 90405.

(2)
Mr. Hartenstein is the Chairman of the Board, President and Chief Executive Officer of HDP.

(3)
Mr. Meyers is the chief financial officer, treasurer and a director of HDP. Includes 922,500 shares of common stock owned by the Robert Lewis Meyers and Karen L. Meyers Family Trust dated December 11, 1996. Mr. Meyers and his spouse serve as the trustees of the trust and as trustees each of them controls, individually and collectively, the voting and disposition of the shares owned by the aforementioned trust. The beneficiary of the trust is Mr. and Mrs. Meyers' son.

4)
Mr. Lederman is an executive vice president and the secretary of HDP. Includes 922,500 shares of common stock owned by the Lederman Family Trust dated January 17, 2000. Mr. Lederman and his spouse serve as trustees of the trust and as trustees each of them controls, individually and collectively, the voting and disposition of the shares owned by the aforementioned trust. The Lederman Family Trust dated January 17, 2000 has been established for the benefit of Mr. Lederman and his spouse.

(5)
Mr. Chapman is an executive vice president of HDP. Includes 922,500 shares of common stock owned by the Chapman Revocable Family Trust Dated February 27, 2001. Mr. Chapman and his spouse are the trustees of the trust and as trustees each of them controls, individually and collectively, the voting and disposition of the shares owned by the aforementioned trust. The Chapman Revocable Family Trust Dated February 27, 2001 has been established for the benefit of Mr. and Mrs. Chapman's children.

(6)
Mr. Cox is an executive vice president and a director of HDP. Includes 922,500 shares of common stock owned by the Cox-King Family Living Trust, established for the benefit of Mr. Cox and his spouse. Mr. Cox and his spouse serve as trustees of the trust and as trustees each of them controls, individually and collectively, the voting and disposition of the shares owned by the aforementioned trust.

(7)
Mr. Goldberg is a director of HDP.

(8)
Mr. Gottlieb is a director of HDP.

(9)
Based on information contained in a Statement on Schedule 13G filed by Sapling LLC, a Delaware limited liability company ("Sapling") and by Fir Tree Recovery Master Fund, L.P., a Cayman Islands exempted limited partnership ("Fir Tree Recovery") on February 14, 2007. Sapling may direct the vote and disposition of the 1,702,359 shares of common stock, and Fir Tree Recovery may direct the vote and disposition of 594,014 shares of common stock. The address of Sapling LLC is 505 Fifth Avenue, 23rd Floor, New York, New York 10017 and the address of Fir Tree Recovery is c/o Admiral Administration Ltd., Admiral Financial Center, 5th Floor, 90 Fort Street, Box 32021 SMB, Grand Cayman, Cayman Islands. Fir Tree, Inc., a New York corporation, is the investment manager of Sapling and Fir Tree Recovery and as such possesses investment discretion over the portfolios of Sapling and Fir Tree Recovery.

(10)
Based on information contained in a Statement on Schedule 13G filed on February 14, 2007 by (i) Satellite Fund II, L.P., a Delaware limited partnership, Satellite Fund IV, L.P., a Delaware limited partnership (collectively, the "Delaware Funds") over which Satellite Advisors, L.L.C., a Delaware limited liability company, has discretionary trading authority, as general partner, and (ii) Satellite Overseas Fund, Ltd., a Cayman Islands exempted company, The Apogee Fund, Ltd. (f/k/a Satellite Overseas Fund III, Ltd.), a Cayman Islands exempted company, Satellite Overseas Fund V, Ltd., a Cayman Islands exempted company, Satellite Overseas Fund VI, Ltd., a Cayman Islands exempted company, Satellite Overseas Fund VII, Ltd., a Cayman Islands exempted company, Satellite Overseas Fund VIII, Ltd., a Cayman Islands exempted company, and Satellite Overseas Fund IX, Ltd., a Cayman Islands exempted company (collectively, the "Offshore Funds" and together with the Delaware Funds, the "Satellite Funds") over which Satellite Asset Management, L.P., a Delaware limited partnership, has discretionary investment trading authority. The general partner of Satellite Asset Management, L.P. is Satellite Fund Management LLC, a Delaware limited liability company. Satellite Fund Management LLC and Satellite Advisors, L.L.C. each share the same Executive Committee that make investment decisions on behalf of the Satellite Funds and investment decisions made by such Executive Committee, when necessary, are made through approval of a majority of the Executive Committee members. The address of the Satellite Funds is 623 Fifth Avenue, 19th Floor, New York, New York 10022.

(11)
Based on information contained in a Statement on Schedule 13G filed by HBK Investments L.P., a Delaware limited partnership ("HBK Investments"), by HBK Services LLC, a Delaware limited liability company ("HBK Services"), by HBK Partners II L.P., a Delaware limited partnership ("HBK Partners"), by HBK Management LLC, a Delaware limited liability company ("HBK Management"), and by HBK Master Fund L.P., a Cayman Islands limited partnership ("HBK Master Fund") on February 7, 2008 and on July 6, 2007. The address of HBK Investments, HBK Services, HBK Partners and HBK Management is 300 Crescent Court, Suite 700, Dallas, Texas 75201 and the address of HBK Master Fund is c/o HBK Services, 300 Crescent Court, Suite 700, Dallas, Texas 75201. HBK Investments has delegated discretion to vote and dispose of the securities to HBK Services. HBK Services may, from time to time, delegate discretion to vote and dispose of certain of the securities to HBK New York LLC, a Delaware limited liability company, HBK Virginia LLC, a Delaware limited liability company, HBK Europe Management LLP, a limited liability partnership organized under the laws of the United Kingdom, and/or HBK Hong

  Kong Ltd., a corporation organized under the laws of Hong Kong (collectively, the "Subadvisors"). Each of HBK Services and the Subadvisors is under common control with HBK Investments.

(12)
Based on information contained in a Statement on Schedule 13G filed by Weiss Asset Management, LLC, a Delaware limited liability company ("Weiss Asset Management") and by Weiss Capital, LLC, a Delaware limited liability company ("Weiss Capital") on November 30, 2007 and February 12, 2008. Weiss Asset Management may direct the vote and disposition of 1,130,609 shares of common stock, and Weiss Capital may direct the vote and disposition of 458,756 shares of common stock. The address of Weiss Asset Management and Weiss Capital is 29 Commonwealth Avenue, 10th Floor, Boston, Massachusetts 02116. Shares reported for Weiss Asset Management include shares beneficially owned by a private investment partnership of which Weiss Asset Management is the sole general partner. Shares reported for Weiss Capital include shares beneficially owned by a private investment corporation of which Weiss Capital is the sole investment manager. Shares reported for Andrew Weiss include shares beneficially owned by a private investment partnership of which Weiss Asset Management is the sole general partner and which may be deemed to be controlled by Dr. Weiss, who is the Managing Member of Weiss Asset Management, and also includes shares held by a private investment corporation which may be deemed to be controlled by Dr. Weiss, who is the managing member of Weiss Capital, the Investment Manager of such private investment corporation. Dr. Weiss disclaims beneficial ownership of the shares reported herein as beneficially owned by him except to the extent of his pecuniary interest therein.

(13)
Based on information contained in a Statement on Schedule 13G filed by D.B. Zwirn & Co., L.P., D.B. Zwirn Special Opportunities Fund, L.P., D.B. Zwirn Special Opportunities Fund, Ltd., DBZ GP, LLC, Zwirn Holdings, LLC, and Daniel B. Zwirn on November 26, 2007 and January 28, 2008. D.B. Zwirn & Co., L.P., DBZ GP, LLC, Zwirn Holdings, LLC, and Daniel B. Zwirn may each be deemed the beneficial owner of (i) 917,462 shares of Common Stock owned by D.B. Zwirn Opportunities Fund, L.P. and (ii) 1,424,168 shares of Common Stock owned by D.B. Zwirn Special Opportunities Fund, Ltd. (each entity referred to in (i) through (ii) is herein referred to as a "Fund" and, collectively, as the "Funds"). D.B. Zwirn & Co., L.P. is the manager of the Funds, and consequently has voting control and investment discretion over the shares of Common Stock held by the Funds. Daniel B. Zwirn is the managing member of and thereby controls Zwirn Holdings, LLC, which in turn is the managing member of and thereby controls DBZ GP, LLC, which in turn is the general partner of and thereby controls D.B. Zwirn & Co., L.P. The foregoing should not be construed in and of itself as an admission by any Reporting Person as to beneficial ownership of shares of Common Stock owned by another Reporting Person. In addition, each of D.B. Zwirn & Co., L.P., DBZ GP, LLC, Zwirn Holdings, LLC, and Daniel B. Zwirn disclaims beneficial ownership of the shares of Common Stock held by the Funds.

None of the above stockholders has any voting rights that are different from the voting rights of any other stockholders.

STOCKHOLDER PROPOSALS

        Whether or not the dissolution is approved, HD Partners does not expect to have an annual meeting of stockholders after the special meeting and, therefore, we are not providing instructions as to how stockholders can make proposals for future meetings.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

        Pursuant to the rules of the Securities and Exchange Commission, HD Partners and the services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of HD Partners' annual report to stockholders and proxy statement. Upon written or oral request, HD Partners will deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that HD Partners deliver single copies of such documents in the future. Stockholders may notify HD Partners of their requests by calling or writing us at its principal executive offices at (310) 209-8308 ext 2 or 2601 Ocean Park Blvd, Suite 320, Santa Monica, California 90405.

WHERE YOU CAN FIND MORE INFORMATION

        HD Partners files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended.

        You may read and copy reports, proxy statements and other information filed by HD Partners with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004.

        You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004.

        HD Partners files its reports, proxy statements and other information electronically with the SEC. You may access information on HD Partners at the SEC web site containing reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

        Information and statements contained in this proxy statement or any annex are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to or incorporated by reference into this document.

        This proxy statement incorporates important business and financial information about HD Partners that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. If you would like such information or additional copies of this proxy statement, or if you have questions about the Plan, you should contact:

Bruce Lederman
HD Partners Acquisition Corporation
2601 Ocean Park Blvd, Suite 320
Santa Monica, California 90405
(310) 209-8308 ext 2

        To obtain timely delivery of requested materials, security holders must request the information no later than five business days before the date they submit their proxies or attend the special meeting. The latest date to request the information to be received timely is March 28, 2008.

ANNEX A

PLAN OF LIQUIDATION
OF
HD PARTNERS ACQUISITION CORPORATION
(A Dissolved Delaware Corporation)

        This Plan of Liquidation (or "Plan") of HD Partners Acquisition Corporation (the "Company") is dated this [            ] day of [                        ], 2008.

        WHEREAS, the dissolution of the Company was duly authorized by its Board of Directors and stockholders, and the Company was dissolved on [            ], 2008 by the filing of a Certificate of Dissolution with the Office of the Secretary of State of the State of Delaware;

        WHEREAS, the Company elects to adopt a plan of distribution pursuant to Section 281(b) of the Delaware General Corporation Law (the "DGCL");

        WHEREAS, the Company has paid or otherwise satisfied or made provision for all claims and obligations of the Company known to the Company, including conditional, contingent, or unmatured contractual claims known to the Company, other than the following:

  1.
  Fees and expenses in connection with legal, accounting and other services rendered prior to the date hereof, all as shown on the Company's unaudited interim financial statements at and for the period ending September 30, 2007, and liabilities and obligations incurred or to be incurred after such date to vendors or other persons for services rendered or goods sold, including fees and expenses in connection with legal, accounting and other professional services to be rendered in connection with the dissolution and liquidation of the Company and the winding-up of its business and affairs ("Vendor Obligations");

  2.
  Liabilities for federal and state income taxes ("Tax Liabilities"); and

  3.
  The Company's obligations to holders of its common shares issued in its initial public offering (the "Public Stockholders") to distribute the proceeds of the trust account established in connection with the IPO in connection with the dissolution and liquidation of the Company as provided in the Company's amended and restated certificate of incorporation and its IPO prospectus;

        WHEREAS, there are no pending actions, suits, or proceedings to which the Company is a party;

        WHEREAS, there are no facts known to the Company, indicating that claims that have not been made known to the Company or that have not arisen are likely to become known to the Company or to arise within ten years after the date of dissolution; and

        WHEREAS, the Company's founders have reaffirmed, and by their adoption of this Plan such individuals do hereby reaffirm their obligations to the Company, in connection with its IPO, to indemnify the Company from the claims of vendors or other entities that are owed money to the Company for services rendered or products sold to us, to the extent necessary, to ensure that such claims do not reduce the amount in the trust account, but only to the extent such vendor did not execute a valid and enforceable waiver of any rights or claims to the trust account; provided, however, that the amount of such indemnification shall be limited only to the amount by which such losses, liabilities, claims, damages or expenses actually reduce the amount of funds in the Trust Account and provided further, that such indemnification shall not give any rights to any third parties or create any third party beneficiaries other than the Public Stockholders; the performance of such indemnification obligations shall fund the Company's performance of its Vendor Obligations;

        NOW THEREFORE, the Company adopts the following Plan of Liquidation, which shall constitute a plan of distribution in accordance with Section 281(b) of the DGCL:

  1.
  PAYMENT OF LIABILITIES AND OBLIGATIONS. The Company shall, as soon as practicable following the adoption of this Plan by the Board of Directors after the filing of a Certificate of Dissolution of the Company in accordance with Delaware law, (a) pay or provide for the payment in full or in such other amount as shall be agreed upon by the Company and the relevant creditor the Vendor Obligations and (b) pay in full the Tax Liabilities.

  2.
  CONTINGENCY RESERVE; PRO RATA DISTRIBUTION. The Company shall retain the indemnification obligations to the Company referred to in the sixth recital hereof as provision for and as a reserve against claims against and obligations of the Company.

  3.
  AUTHORITY OF OFFICERS AND DIRECTORS. The Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law. The Board may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay such persons compensation for their services, provided that no current officer or director of the Company shall receive any compensation for his services as aforesaid, and that any such compensation to such other persons shall be fair and reasonable and consistent with disclosures made to the Company's stockholders in connection with the adoption of this Plan. Adoption of this Plan by holders of a majority of the voting power represented collectively by the outstanding shares of the Company's common stock shall constitute the approval of the Company's stockholders of the Board's authorization of the payment of any such compensation. The adoption of the Plan by the holders of the Company's common stock shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable (i) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of the Company; (iii) to satisfy or provide for the satisfaction of the Company's obligations in accordance with Section 281(b) of the DGCL; and (iv) to distribute all of the remaining funds of the Company to the holders of the Company's common stock in complete cancellation or redemption of its stock.

  4.
  CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM. Subject to approval by the Board, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to collect all sums due or owing to the Company, including recovery of any tax refunds owing to the Company, to sell and convert into cash any and all corporate assets and, out of the assets of the Company, attempt to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the dissolution and liquidation provided for by this Plan.

  5.
  RECOVERY OF ASSETS. In the event that the Company (or any trustee or receiver for the Company appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to the Company, including any federal or state tax refunds arising out of the proposed acquisition and its other business activities from inception through dissolution, such funds shall first be used to satisfy any claims against or obligations of the Company, and to the extent any assets or funds remain thereafter, shall be distributed to the stockholders of the

    Company in accordance with and subject to the terms of the Company's amended and restated certificate of incorporation and the DGCL, and further subject to such terms and conditions as the Board of Directors of the Company (or any trustee or receiver for the Company) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude the Company (or any trustee or receiver for the Company) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of the Company.

  6.
  PROFESSIONAL FEES AND EXPENSES. It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company's officers or members of the Board provided by the Company pursuant to its amended and restated certificate of incorporation and bylaws or the DGCL or otherwise, and may authorize the payment of fees to an accounting firm or firms selected by the Board for services rendered to the Company. In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

  7.
  INDEMNIFICATION. The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its amended and restated certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company's obligations hereunder, including, without limitation, directors' and officers' liability coverage.

  8.
  LIQUIDATING TRUST. The Board may, but is not required to, establish and distribute assets of the Company to a liquidating trust, which may be established by agreement in form and substance determined by the Board with one or more trustees selected by the Board. In the alternative, the Board may petition a Court of competent jurisdiction for the appointment of one more trustees to conduct the liquidation of the Company, subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the trustees shall in general be authorized to take charge of the Company's property, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

  9.
  LIQUIDATING DISTRIBUTIONS. Liquidating distributions shall be made from time to time after the adoption of this Plan to the holders of record, at the close of business on the date of the filing of a Certificate of Dissolution of the Company, of outstanding shares of common stock of the Company, pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of the Company). All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Board and in accordance with Section 281 of the DGCL. As provided in Section 12 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of the Company within the meaning of the Code and the regulations promulgated thereunder.

  10.
  AMENDMENT OR MODIFICATION OF PLAN. If for any reason the Board determines that such action would be in the best interests of the Company, it may amend or modify this Plan and all action contemplated hereunder, notwithstanding stockholder approval of this Plan, to the extent permitted by the DGCL; provided, however, that the Company will not amend or modify this Plan under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

  11.
  CANCELLATION OF STOCK AND STOCK CERTIFICATES. Following the dissolution of the Company, the Company shall no longer permit or effect transfers of any of its stock, except by will, intestate succession or operation of law.

  12.
  LIQUIDATION UNDER CODE SECTIONS 331 AND 336. It is intended that this Plan shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the "Code"). This Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder, including, without limitation, the making of an election under Code Section 336(e), if applicable.

  13.
  FILING OF TAX FORMS. The appropriate officers of the Company are authorized and directed, within 30 days after the effective date of this Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

SPECIAL MEETING OF STOCKHOLDERS OF

HD PARTNERS ACQUISITION CORPORATION

April 7, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\/    Please detach along perforated line and mail in the envelope provided.    \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.	Proposal 1: to approve the dissolution of the Company and the Plan of Liquidation submitted to stockholders at the special meeting.	☐	☐	☐
2.
	Proposal 2: to permit HD Partners' board of directors or its chairman, in their discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.	☐	☐	☐
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2.

Our Board of Directors believes that the dissolution and Plan of Liquidation and the adjournment are fair to, and in the best interests of, all of our stockholders, including those who acquired shares in our initial public offering. Accordingly, our Board of Directors unanimously recommends that you vote "FOR" Proposals 1 and 2.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the special meeting or any adjournments thereof. If you wish to vote in accordance with our Board of Directors' recommendations, just sign below. You need not mark any boxes.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

  HD PARTNERS ACQUISITION CORPORATION

  THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Eddy W. Hartenstein and Bruce R. Lederman, together as proxies and each with full power of substitution, to represent and to vote all shares of common stock of HD Partners Acquisition Corporation at the special meeting of stockholders of HDP to be held on April 7, 2008, at 10:00 a.m. Pacific Time, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given.

(Continued and to be signed on the reverse side)

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HD PARTNERS ACQUISITION CORPORATION 2601 Ocean Park Boulevard Suite 320 Santa Monica, California 90405
HD PARTNERS ACQUISITION CORPORATION 2601 Ocean Park Boulevard Suite 320 Santa Monica, California 90405
CONTENTS
SUMMARY OF THE PLAN OF LIQUIDATION
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PLAN
GENERAL INFORMATION ABOUT THE SPECIAL MEETING
PROPOSAL 1 THE DISSOLUTION AND PLAN OF LIQUIDATION
RISK FACTORS TO BE CONSIDERED IN CONNECTION WITH THE COMPANY'S DISSOLUTION AND THE PLAN OF LIQUIDATION
DISSOLUTION UNDER DELAWARE LAW
VOTES REQUIRED AND BOARD RECOMMENDATION
PROPOSAL 2 THE ADJOURNMENT PROPOSAL
INFORMATION ABOUT HD PARTNERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDER PROPOSALS
DELIVERY OF DOCUMENTS TO STOCKHOLDERS
WHERE YOU CAN FIND MORE INFORMATION
  ANNEX A
PLAN OF LIQUIDATION OF HD PARTNERS ACQUISITION CORPORATION (A Dissolved Delaware Corporation)